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                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.   20549
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                                   Form 8-K


                                CURRENT REPORT


    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 21, 1997 (November 20,
1997)

                       CULLIGAN WATER TECHNOLOGIES, INC.
            (Exact name of registrant as specified in its charter)



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Delaware                                                             51-0350629
(State or other jurisdiction of                                (I.R.S. Employer
incorporation or organization)                               Identification No.)



One Culligan Parkway                                                      60062
Northbrook, Illinois                                                  (Zip Code)
(Address of principal
executive offices)
      Registrant's telephone number, including area code: (847) 205-6000

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                   INFORMATION TO BE INCLUDED IN THE REPORT

Item 5. Other Events

On November 20, 1997, the Registrant announced results for the third quarter and nine months ended October 31, 1997. Reflected in those results were charges taken in the quarter consisting of a charge for merger and restructuring expenses and a charge reflecting the write-off of certain goodwill. The merger and restructuring charge of $9.5 million ($5.7 million, after tax) was taken in connection with the acquisition of the water filtration business of Ametek in August 1997 to reflect the integration and restructuring of the Registrant's Ametek, Everpure, UltraPure, Consumer Markets and U.S. Water Products operations and the restructuring of the Registrant's consumer products division to focus principally on the DIY and hybrid retail markets. The merger and restructuring charge reflects the costs of integrating and streamlining manufacturing, sales, distribution, R&D and overhead functions in the rapidly growing point-of use business. The goodwill charge of $20.2 million was a write-off of goodwill of the Registrant's UltraPure operations as a result of improved technology acquired in the acquisition of Ametek's water filtration operations and of in-process research and development purchased in that acquisition.

     A copy of the summary of results for the third quarter and nine months is attached as Exhibit 99.1 hereto and is hereby incorporated herein in its entirety by reference.

Item 7. Financial Statements and Exhibits

(c) Exhibits

          Exhibit 99.1 Summary of Results for the Third Quarter and Nine Months ended October 31, 1997

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                                  SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 CULLIGAN WATER TECHNOLOGIES, INC.


                                /s/ Edward A. Christensen
Date November 21, 1997          .....................................
                                 Edward A. Christensen
                                 Vice President, General Counsel and
                                 Secretary

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